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                                                                      EXHIBIT 22

                      FIBREBOARD CORPORATION SUBSIDIARIES
                            AS OF DECEMBER 31, 1993

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
                                                                                                    STATE OF
SUBSIDIARY                                                                                       INCORPORATION
- ------------------------------------------------------------------------------------------------------------------
Trimont Land Company, doing business as Northstar-at-Tahoe..................................       California
Snider Lumber Products Co., Inc.............................................................        Delaware
Pabco Metals Corporation....................................................................        Delaware
Fibreboard Box & Millwork Corporation.......................................................        Delaware
Sierra-at-Tahoe, Inc........................................................................        Delaware
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